                            Schedule 14A Information
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
      [X] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        Integrated Circuit Systems, Inc.
                         2435 Boulevard of the Generals
                                  P.O. Box 968
                           Valley Forge, Pennsylvania
                (Name of Registrant as Specified In Its Charter)

                               Stavro E. Prodromou
                              14975 Page Mill Road
                           Los Altos, California 94022
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)    Title of each class of securities to which transaction applies:


           2)    Aggregate number of securities to which transaction applies:


           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


           4)    Proposed maximum aggregate value of transaction:


           5)    Total fee paid:



      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)    Amount Previously Paid:


           2)    Form, Schedule or Registration Statement No.:


           3)    Filing Party:
                 Ehmann, Van Denbergh & Trainor, P.C.
                 Two Penn Center Plaza, Suite 725,
                 Philadelphia, Pennsylvania 19102
           4)    Dated Filed:
                 December 11, 1998

                        INTEGRATED CIRCUIT SYSTEMS, INC.
                            NOTICE OF ANNUAL MEETING
                                DECEMBER 30, 1998

          NOTICE OF SOLICITATION OF PROXIES BY DR. STAVRO E. PRODROMOU


                                                               December 11, 1998


                  NOTICE IS HEREBY given that the Annual Meeting of the Shareholders of INTEGRATED CIRCUIT SYSTEMS, INC. (the "Corporation"), a Pennsylvania corporation, will be held at the office of the Corporation, 2435 Boulevard of the Generals, Norristown, Pennsylvania, on Wednesday, December 30, 1998, at 10:00 a.m., local time, to consider and take action upon the following matters:

(1)      The election of Directors of the Corporation

(2) The voting on the Corporation's proposal to amend the 1997 Equity Compensation Plan;

(5) The ratification of KPMG Peat Marwick LLP as the Corporation's independent accountants for Fiscal Year ending June 30, 1999; and

(4)      Such other matters as may properly come before the meeting.

         Stockholders of record at the close of business on November 23, 1998 will be entitled to vote at the meeting.
         Under the Pennsylvania Business Corporation Law, of 1988, as amended, a complete list of Stockholders entitled to vote at the meeting is required to be kept at the offices of the Corporation, 2435 Boulevard of the Generals, Norristown, Pennsylvania, for examination by any Stockholder, during ordinary business hours, for a period of not less than ten (10) days prior to the meeting.

Attached to this Notice is the Proxy Statement, and Proxy in favor, of Dr. Stavro E. Prodromou which should be returned, if you elect to use it, not later than close of business on December 29, 1998 to Dr. Prodromou's counsel, Ehmann, Van Denbergh & Trainor, P.C., Suite 725, Two Penn Center, Philadelphia, Pa. 19102. A self-addressed envelope is included for your convenience.

                                         Sincerely;

                                         /s/  Stavro E. Prodromou
                                         ------------------------------------
                                         Stavro E. Prodromou, Ph.D.

IMPORTANT:   PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
             SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS
             PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING. IF LATER YOU DESIRE TO REVOKE YOUR PROXY FOR ANY REASON,
             YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY
             STATEMENT.

                        INTEGRATED CIRCUIT SYSTEMS, INC.



                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 30, 1998

         This PROXY STATEMENT is furnished to the Stockholders of Integrated Circuit Systems, Inc. (the "Company") in connection with the solicitation of the accompanying proxy by Stavro E. Prodromou to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment thereof with respect to the election of a Board of Directors ("Shareholder Nominees") different than the nominees proposed by the Company ("Company Nominees"). The Annual Meeting will be held on December 30, 1998 at 10:00 a.m., local time. Dr. Prodromou is the only party soliciting proxies pursuant to this Proxy Statement.

         The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is December 11, 1998.

         This Proxy Statement incorporates by reference the Company's Annual Financial Statement on Form 10-K as filed with the Securities and Exchange Commission on or about September 23, 1998, and to the extent required, the Company's Proxy Statement, other than the Company's recommendation for election of the Company's Nominees to serve as the Board of Directors of the Company. Specifically incorporated herein by reference are those matters dealing with Stockholder's Proposal, designation of a "record date" for voting, designation of issued and outstanding capital stock of the Company, Principal Holders of Voting Securities, Security Ownership of existing Management, Compensation and related Schedules of Management, Meetings of the Board of Directors, Market Comparison Tables, Certain Relationships, Anti-takeover Provisions and Compensation of Directors.

         This Proxy Statement relates to the solicitation of Proxies by Stavro
E. Prodromou, and no other party, to vote: (i) FOR the Shareholder Nominees set forth below to serve until the next Annual Meeting of Shareholders; (ii) AGAINST the Company's Nominees; (iii) AGAINST the Company's proposed amendment to the 1997 Equity Compensation Plan; and (iv) FOR the ratification of KPMG Peat Marwick, LLP as the Company's independent certified public accountants.

         The Record Date for persons eligible to vote at the Annual Meeting is November 23, 1998.

         You are requested to return only the BLUE Proxy Card attached herewith in lieu of returning the proxy card solicited by the Company. If you send in two proxy cards, your vote may not be counted.

Quorum and Vote Required

         The presence, in person or by proxy, of A MAJORITY of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to pass any matter put to a vote at the Annual Meeting.

         When voting by proxy, stockholders should specify their election as to each matter to be voted upon. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted "FOR" that matter.

         Any stockholder delivering a proxy has the power to revoke same at any time before it is voted by giving written notice to Stavro E. Prodromou and the Secretary of the Company, by executing and delivering to Stavro E. Prodromou and/or the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

         Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain issues when they have not received instructions from beneficial owners. Dr. Prodromou believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors but not with respect to the proposal to approve the amendment to the Company's 1997 Equity Compensation Plan. Shares not voted by brokers under such circumstances are referred to as "broker non-votes". Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

         Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy card, at any time before the proxy is voted.

         In addition to soliciting proxies through the mail, Dr. Prodromou may solicit proxies in person by e-mail and by telephone. Brokerage firms, nominees, custodians, and fiduciaries may also be requested to forward proxy materials to the beneficial owners of shares held of record by them. Costs of this Proxy Statement will be borne by Dr. Prodromou. If Dr. Prodromou is successful in having the Shareholder Nominees elected, Dr. Prodromou will request that the Company reimburse him for his actual out-of-pocket costs associated with this Proxy Solicitation. A this time, it is impossible for Dr. Prodromou to anticipate the totality of his costs associated with this Proxy Solicitation, however, Dr. Prodromou believes that it will be less than Fifty Thousand Dollars ($50,000) inclusive of legal, printing and other costs of solicitation. To date, Dr. Prodromou has expended, after providing for payment of the costs of mailing and printing the Proxy materials, approximately $28,000. Because the Company refused to provide Dr. Prodromou with a mailing list of shareholders, and was thus required to utilize the entity hired by the Company to mail the Proxy materials, Dr. Prodromou believes that his cost of mailing the Proxy materials exceeded the costs of having the materials had been sent out directly by Dr. Prodromou's printer by approximately $5,000. Dr. Prodromou does not presently intend to submit the issue of reimbursement to a vote of the Shareholders.

         Banks, brokerage houses and other institutions, nominees or fiduciaries will be required to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. Dr. Prodromou will, upon request, reimburse such entities for their expenses in forwarding the proxy materials to beneficial owners of the Company's Common Stock.

                       OPPOSITION TO SHAREHOLDER NOMINEES

         On November 17, 1998, the Company advised Dr. Prodromou that, in its opinion, Dr. Prodromou had not properly complied with the provisions of Section
10.4 of the Company's By-laws dealing with the giving of timely notice to the Company of the nomination of persons to serve as directors by a shareholder. Specifically, the Company alleged that Dr. Prodromou had failed to give the required notice and supporting documentation to the Company of his intention to nominate an opposition slate of directors not less than 50 nor more than 75 days prior to the shareholder's meeting. Dr. Prodromou advised the Company on November 20, 1998 that he believed that: (i) the Company was prevented from enforcing this provision based on the Company's failure to properly disclose this provision in its proxy materials for previous years; (ii) its knowledge of Dr. Prodromou's intent to propose an opposition slate of directors if management's nominees were not satisfactory; (iii) the Company's failure to announce its proposed nominees until after the period in which the By-laws would have required Dr. Prodromou give the Company the required notice of an opposition slate; (iv) the Company's historical practice of requesting nominees from the floor for election as directors over the past several years; and (v) the Company's failure to notify Dr. Prodromou of the existence of this provision of the By-laws even though it was aware of Dr.Prodromou's intentions regarding a potential opposition slate as early as October 16, 1998. While it is not known, as of the date hereof, whether or not the Company intends to block voting on the Shareholder Nominees at the annual meeting, Dr. Prodromou believes that should he obtain the necessary proxies to elect the Shareholder Nominees the Company will attempt to prevent the election by relying on Section 10.4 of the Company's By-laws. The Company has made no reference to its knowledge of the Shareholder Nominees or its intent to oppose a vote on the Shareholder Nominees in its definitive proxy materials which were filed with the Securities and Exchange Commission on November 25, 1998, although it did make corrections to the provision dealing with shareholder proposals based, Dr. Prodromou believes, on his having pointed out this deficiency in his correspondence of November 18, 1998. Dr. Prodromou believes that had the Company intended to oppose a vote or consideration of the Shareholder Nominees, it was required to have disclosed its opposition in its proxy materials. Even if the Company should attempt to prevent voting on the Shareholder Nominees, proxies in favor of Dr. Prodromou may still be voted on all other matters noticed for consideration by the Shareholders at the annual meeting or any continuance thereof. If given the authority in the proxy, Dr. Prodromou could also vote the proxies given to him for a continuance of the meeting pending resolution of the Company's opposition to a vote on the Shareholder Nominees by the Court of Common Pleas or other appropriate court of competent jurisdiction.

                   SECURITY OWNERSHIP OF SHAREHOLDER NOMINEES

         The following table sets forth the shares of Common Stock of the Company beneficially owned as of the Record Date by each of the Shareholder Nominees for director of the Company:

                                                                         AMOUNT OF
                                                                         BENEFICIAL
    CLASS OF                    NAME, AGE AND POSITION                   OWNERSHIP                PERCENT
      STOCK                        WITH THE COMPANY                       (SHARES)           OF CLASS (%)(1)(4)
    -------                     ----------------------                   ----------          ------------------

     Common         Stavro E. Prodromou (54)                              74,000(2)                 0.6%
     Common         John W. White (60)                                      1,000              less than 0.1%
     Common         Anthony J. Ley (60)                                      100               less than 0.1%
     Common         G. Wesley Patterson, Ph.D. (51)                          200               less than 0.1%
     Common         All Proposed Directors of the Company as a             75,300                   0.6%
                    Group (3)

(1)      Percentages of less than one percent (0.1%) are not shown.

(2) Under the terms of Dr. Prodromou's Termination Agreement with the Company, he relinquished 125,000 of the 250,000 options previously granted to him as the chief executive officer of the Company. Of the remaining 125,000 options, 62,500 became fully vested on April 2, 1998 with the remaining 62,500 becoming fully vested on April 2, 1999, and can be exercised in full through the close of business on October 2, 1999. The exercise price for all 125,000 options is $13.25 per share. Dr. Prodromou owns 11,500 shares of Common Stock.

(3)      Includes four (4) persons.

(4) None of the parties is a participant to any agreement or arrangement with regard to the voting of his securities.

                              ELECTION OF DIRECTORS

         The current Board of Directors consists of four (4) directors who were elected to serve for a period of one (1) year or until their successors are elected and qualified. The directors elected at this Annual Meeting and who qualify to serve will serve until their successors can be elected at the Annual Meeting to be held in 1999.


                           REASONS FOR PROPOSED SLATE

         Dr. Prodromou is the former President and Chief Operating officer of the Company as well as a former member of the Company's Board of Directors, having terminated his employment and resigned as a Director on March 20, 1998 ("Effective Date"). Dr. Prodromou resigned from the Company and relinquished his position as a Director of the Company as part of a comprehensive Termination Agreement signed and effective as of the Effective Date. Although there were a variety of reasons for his departure, Dr. Prodromou's principal reasons for terminating his relationship with the Company are the same which have lead to the decline in the value of the Company's stock and the Board of Directors refusal to authorize him, as the President and Chief Executive Officer, to oversee and guide the operations and direction of the Company. The following opinions are those of Dr. Prodromou. All factual matters to which reference is made have been taken from press releases or public filings made by the Company.

         Since the resignation of Dr. Prodromou as President, CEO and Director, the Board has failed to recruit a new CEO further adding, in Dr. Prodromou's opinion, to the perception by the market place that the Company has not enunciated a clear and achievable strategic plan for its growth. By continuing to operate under its current Chairman and CEO, the Company has compounded the very issues of executive management and direction which led Dr. Prodromou to resign. Despite the promise by the Chairman of the Board of Directors in April 1998 that the Company would immediately undertake a search for a new CEO, no such search has been commenced. Later, following announcement of discussions by the Company of possible strategic alliances, the Company acknowledged that the search for a CEO had been suspended. As of the date of this proxy solicitation, the Company has yet to issue any press releases that announce a renewed initiative to find a qualified CEO nor to adequately demonstrate its sincere willingness so to do. The announcement on or about November 4, 1998 of the appointment of a current member of the Board of Directors to the post of Chairman of the Board effective January 1, 1999 did not remedy the perception by the market place that the Company is lacking strong executive leadership.

         Instead of opening itself to the needs of stockholders and encouraging stockholder relations, the Company has taken steps to reduce the access of stockholders to the management and has limited or retarded communication to the stockholders. First, the Company's Director of Investor Relations terminated his services and was not replaced. Telephone calls, letters and electronic mail from stockholders and brokers have been either ignored or have remained unanswered. Shareholders who attempted to participate in the Company's August 3, 1998 and October 23, 1998 earnings conference calls reportedly were denied access and, furthermore, have not been provided an alternative means by which to access the information which had been selectively disclosed to those participating in the call. Later, the Company appointed an external agency as its investor relation's advisor to respond to stockholder inquiries. The agency, which operates under the direction of the Company's management, has maintained a similar posture of non-response to stockholders' expressions of concerns through letters and electronic mail.

         In December 1997, the Company's Board of Directors announced the authorization of a repurchase program for up to 1.5 million shares of the Company's common stock. For several months, the Company has not executed the stock repurchase program to any significant effect, citing, as excuses, the supposed on-going discussions regarding possible "strategic alliances" with a "listed company" and "associations with other companies". Eventually, the Company issued announcements related to an "unfair" management-led leveraged buyout proposal that contradicted earlier claims of possible "associations with other companies". In Dr. Prodromou's opinion, based on his discussions with other shareholders and stock analysts, the self-imposed news blackout and the suspension of stock repurchase for more than five months is a principal reason for the substantial decline in the Company's share price. The Company has not made any announcement of the resumption of the share repurchase program.

         Dr. Prodromou is convinced that certain key members of management and a select number of Directors, demonstrated their true intent for the actions of the preceding five months when the Company announced on October 19, 1998 that they had proposed taking the Company private through a tender offer at $17.50 per share. Before the next day of trading began, the Company announced that a Special Committee of the Board rejected the offer as "not fair to the shareholders from a financial point of view." Dr. Prodromou further believes that this insider group must have been perceived by the market place as attempting to capitalize on the currently depressed market value for the Company's stock, for which they must accept responsibility, for their own benefit and to the detriment of shareholders. The conduct and intent of the management appears to be a material breach of their fiduciary duty to the shareholders.

         In the Company's 10K filed on or about September 23, 1998, as amended, and definitive proxy statement filed November 25, 1998, certain information is disclosed that makes it clear that the Board of Directors chose to reward the Chairman of the Board and interim CEO, Mr. Boreen with substantial blocks of stock options, despite the decline in the price of the Company's stock. The 10K further disclosed that the independent directors had been retained by the Company to act in a consulting capacity reporting to the Chairman and interim CEO, for fees of $2,000 per day for up to 10 days per month in addition to their shareholder approved BOD fees!

         Specifically, Mr. Boreen was granted fully vested stock options for 50,000 shares of Company Common Stock on May 6, 1998, at an exercise price of $16.0625, as part of a contract with Mr. Boreen to serve as the Company's Chief Executive Officer through September 1998. An additional fully vested option for 30,000 shares of the Company's Common Stock was given to Mr. Boreen for a three month extension of his contract to serve as the Company's CEO, which now expires on December 31, 1998. The options are in addition to Mr. Boreen's compensation of $12,000 per month.

         The current Directors, having been elected by a majority of stockholders to serve the interests of all shareholders, have presided over the dramatic decline in the Company's share value. Shareholders are entitled to exercise their rights through the process of Director elections in order to protect their interests. It is incumbent upon the elected Directors to oversee the policies of the Company and to put in place management capable of implementing those policies and directives for the growth and prosperity of the Company. It is self-evident that as a company grows, develops and becomes more prosperous, the market's perception of the company grows, confidence in management is earned and the market place rewards this with a high value for the company's stock. While a decline in the market's valuation of a company's stock is indicative of the market's lack of faith in current management and the board of directors, mandating a change. Based on Dr. Prodromou's experience as a director, chief executive officer and member of senior management throughout his career, the market has lost faith in present management and the Board of Directors and a change is in order.

         If the Shareholder Nominees for Election to the Board of Directors listed below are elected, it is Dr. Prodromou's intent, and the nominees have agreed to deliberate and consider the following actions, at such time as they may take office as Directors, in order to ameliorate the current condition of the Company:

1. Begin the recruitment of a qualified chief executive officer with the highest priority,

2. Reinstate the Company's policy of repurchasing up to 1.5 million shares of the Company's common stock, from time to time, when and if permitted by applicable laws and regulations, as and when deemed by the Board and management to be in the best interests of the Company's stockholders.

3. Take immediate steps to improve investor relations and build confidence in the Company and its management by the investment community.

4. Continue the growth and development of the Company for the benefit of the Shareholders.

5. Evaluate opportunities for sale, acquisitions, mergers or alliances, from time to time, as they are presented, and which are beneficial and fair to Shareholders.

         There can be no assurance that even if these steps are taken that the intended results can be achieved.


Required Vote

         The shares represented by the enclosed proxy will be voted at the meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the Shareholder Nominees listed below and against the Company's Nominees. None of the Shareholder Nominees are currently an officer or Director of the Company. If any Shareholder Nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holder of the proxy in his sole discretion. Stavro E. Prodromou recommends that you vote "FOR" the Shareholder Nominees listed below and against the Company's Nominees. (See also, Quorum and Vote Required above.)

Nominees

         For information regarding the number of shares of the Company's stock beneficially owned by each of the Shareholder Nominees, see "SECURITY OWNERSHIP OF SHAREHOLDER NOMINEES" as set forth above. For information regarding the number of shares of the Company's stock beneficially owned by each of the Company's Nominees, see the Company's Proxy Statement. Set forth below is certain information about each of the Shareholder Nominees nominated by Dr. Prodromou, each of whom has agreed to serve as Directors of the Company, if elected. None of the shareholder's nominees has any arrangement or understanding with respect to future employment by the Company or with respect to future transactions to which the Company will or may be a party. Specifically, Dr. Prodromou will NOT seek any position with the Company other than as a director and will not accept any position with the Company if same is offered to him other than as a member of the Board of Directors.

Business Experience

Anthony J. Ley

         Chairman of the Board, President and Chief Executive Officer, Harmonic Lightwaves, Inc. (NASDAQ: HLIT) since November 1988. Mr. Ley was elected Chairman of the Board of Directors in February 1995. Harmonic Lightwaves designs, manufactures and markets digital and lightwave based communications systems that deliver video, audio and data over hybrid fiber/coax, satellite and wireless networks. From 1963 to 1987, Mr. Ley was employed at Schlumberger (NYSE: SLB), both in Europe and the United States, holding various senior business management and research development positions, most recently as Vice President, Research and Engineering at Fairchild Semiconductor in Palo Alto, California. Mr. Ley holds an M.A. in mechanical sciences from the University of Cambridge and an S.M.E.E. from the Massachusetts Institute of Technology. He is named as an inventor on 29 patents and is a Fellow of the I.E.E. (U.K.) and a senior member of the I.E.E.E.

G. Wesley Patterson, Ph.D.

         CEO and Chairman of Chromatic Research of Sunnyvale, CA. Chromatic Research, Inc. is the pioneer and leader in media processor technology, a combination of hardware and software that provides advanced multimedia capabilities, such as DVD high quality 3D graphics for PCs. Before joining Chromatic in 1995, Dr. Patterson was the Executive Vice President and Chief Operating Officer at Xilinx, Inc. (NASDAQ: XLNX). He joined Xilinx as Vice President of marketing in 1985, and was promoted to Chief Operating Officer prior to the IPO in 1990. Before Xilinx, he worked in various engineering and business management positions in the semiconductor industry at VLSI Technology, Inc. (NASDAQ: VLSI) and Motorola (NYSE: MOT), and in the mainframe computer business at Honeywell Information Systems, Inc./ GE Information Systems Equipment Division. Dr. Patterson holds a dozen patents in the area of computer architectures. He was a National Merit Scholar, and holds a BS in Computer Science from Michigan State University, and an MSE and Ph.D. in Electrical Engineering from Arizona State University.

Stavro E. Prodromou, Ph.D.

         Dr. Prodromou is the President and Chief Executive Officer of Peregiene Semiconductor Company in San Diego, California. Dr. Prodromou was formerly the President and CEO of Integrated Circuit Systems, Inc. (NASDAQ: ICST) of Valley Forge, PA, until his resignation in March 1998. He had previously served as a Director of the Company since October 1993. Prior to ICS, Dr. Prodromou was the President & CEO of PADSystems, Inc. a company that he founded, specializing in the areas of computers & peripherals, integrated circuits, and software. Dr. Prodromou was the founder, President and CEO of Poqet Computer Corporation of Santa Clara, CA. Earlier in his career, he served in executive management capacities at Texas Instruments (NYSE: TXN), General Electric (NYSE: GE), Fairchild Semiconductor, and Mattel Electronics. Dr. Prodromou received his B.S. in Electrical Engineering from Rutgers University, and his M.S. and Ph.D. from the Polytechnic Institute of New York. Dr. Prodromou is a member of the Sigma Xi, Tau Beta Pi and Eta Kappa Nu honorary societies.

John W. White

         Mr. White was most recently the Vice President and Chief Information Officer of Compaq Computer Corp. (NYSE: CPQ), headquartered in Houston, TX. In this role, Mr. White served as a member of the executive management team of Compaq, the world leader in the PC business, and directly responsible for their worldwide management information systems activities. Previously, over a span of 28 years, Mr. White served in various technical and management positions with Texas Instruments (NYSE: TXN), headquartered in Dallas, TX, including 13 years as its Chief Information Officer and 5 years as President of its Information Technology Group. Additionally, he spent 4 years with Electronic Data Systems (NYSE: EDS) in Dallas, TX, developing on-line transaction processing systems for the health care, life insurance and banking industries. Mr. White earned a B.S. in mathematics and physics from Central Missouri State University, and a M.S. in mathematics from the University of Kansas.

                 Amendment to the 1997 Equity Compensation Plan

         The Company has proposed an amendment to the 1997 Equity Compensation Plan which would allow a committee composed of Non-Employee Directors ("Committee") to grant discretionary options to non-employee directors. At present, the Company has only proposed as directors of the Company three (3) non-employee candidates. Thus, absent a provision in the amendment to the contrary, the existing non-employee directors could, under the Company's proposal, award themselves discretionary options. While Dr. Prodromou believes that non-employee directors of the Company should be entitled to receive discretionary options, the amendment, as proposed, fails to contain those safeguards, which are necessary to ensure that members of the Committee are not awarding themselves discretionary options.

         Dr. Prodromou recommends that you vote AGAINST the Company's proposed Amendment to the 1997 Equity Compensation Plan.

                     Independent Certified Public Accountant

         The Company has selected the accounting firm of KPMG Peat Marwick, LLP to be the Company's accountant to audit the books of the Company for the current fiscal year. This firm audited the books for the prior fiscal year. Mr. Prodromou recommends that you vote FOR the ratification of KMPG Peat Marwick, LLP as the Company's accountant for the fiscal year ending June 30, 1999.


                            EXPENSES OF SOLICITATION

         The expenses associated with the preparation, assembling, printing and mailing of the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by Stavro E. Prodromou.

Dated: December 11, 1998

                                         /s/ Stavro E. Prodromou
                                         ------------------------------------
                                         Stavro E. Prodromou

                                      PROXY
                      SOLICITED BY DR. STAVRO E. PRODROMOU


-------------------------------------------------------------------------------


                        INTEGRATED CIRCUIT SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF              The undersigned hereby appoints Stavro E.
                                                  Prodromou, Ph.D. proxy with full authority
Dr. Stavro E. Prodromou                           to vote, as designated below, all shares of
                                                  Stock which the undersigned is entitled to
                                                  vote at the Annual Meeting of Stockholders
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE       of Integrated Circuit Systems, Inc. to be
ANNUAL MEETING.                        /  /       held on December 30, 1998, or any adjournment
                                                  thereof.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED ENVELOPE.                DATED:                                 , 1998
                                                         --------------------------------

                                                  ---------------------------------------------

                                                  ---------------------------------------------
NAME AND ADDRESS
(PLACE LABEL HERE)                                ---------------------------------------------

                                                  ---------------------------------------------
                                                                 (SIGNATURE)





IMPORTANT:   Please sign on the signature line exactly as your name is printed on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized partner.

If instructions are not given in the spaces provided, the shares represented by this Proxy, duly executed, will be voted (i) AGAINST Management's Proposal for the election of directors; (ii) FOR the Shareholder's Nominees listed below in Proposal 2; (iii) AGAINST the Company's amendment to the 1997 Equity Compensation Plan; and (iv) FOR the ratification of KPMG Peat Marwick LLP as the Company's certified independent accountants for the fiscal year ending June 30, 1999.




1. Against Management's Recommendation for Persons to serve as Directors of the Company.


         AGAINST      Management's Nominees          FOR    Management's Nominees            WITHHOLD AUTHORITY
                      (except as marked below) /  /         (except as marked below) /  /    to vote for all
                                                                                             nominees     /  /

         To withhold authority to vote for any individual nominee, write that nominee's name here.

2. Election of Shareholder's Nominees as DIRECTORS for a term expiring in 1999: Stavro E. Prodromou, John W. White, Anthony J. Ley, G. Wesley Patterson.

                  FOR all  nominees  (except as marked to the         WITHHOLD AUTHORITY to vote for all nominees      /  /
                  contrary below)                        /  /                                                          ---
                                                         ---


         To withhold authority to vote for any individual nominee, write that nominee's name here.


3. AGAINST Management's proposal to Amend the 1997 Equity Compensation Plan.

         AGAINST      Management's                   FOR    Management's                ABSTAIN /  /
                      Proposal /  /                         Proposal /  /

4. FOR the ratification of KPMG Peat Marwick, LLP, as the Company's certified independent accountants for fiscal year ending June 30, 1999.


         FOR  /  /                          AGAINST  /  /                                                ABSTAIN  /  /

5. To vote for such other matters as may properly come before the meeting as the Proxy believes in the best intent of the Company and the Shareholders.


         FOR  /  /                          AGAINST  /  /                                                ABSTAIN  /  /

